EXHIBIT 10.53

                               EMPLOYMENT AGREEMENT


         This Employment Agreement is entered into by and between Farah Incorporated, a Texas corporation (the "Company"), and Richard C. Allender (the "Executive").

         In consideration of the following and mutual covenants and agreements hereinafter set forth, the Company and the Executive do hereby agree as follows:

         1.       Employment.

         (a) The Company hereby employs the Executive and the Executive hereby agrees to serve as an employee of the Company or one or more of its subsidiaries on the terms and conditions set forth herein.

         (b) The term of this Agreement shall commence on the date hereof and shall continue for a three (3) year term (the "Initial Term"). The Agreement shall be renewed automatically on a daily basis so that the term of this Agreement shall continue for a full three year term. This term of this Agreement may be terminated as provided in Section 4.

         (c) The Executive shall serve as President and Chief Executive Officer of the Company or such other offices as the Board of the Company or its subsidiaries (the "Boards") shall assign and shall perform such duties and responsibilities as may from time to time be prescribed by the Boards, provided that such duties and responsibilities are consistent with the Executive's position. The Executive shall perform and discharge faithfully, diligently and to the best of his ability such duties and responsibilities and shall devote all of his working time and efforts to the business and affairs of the Company and its subsidiaries.

         (d) In connection with his employment, the Executive shall be based at the Company's El Paso office, or such other location as may be agreeable to both the Company and the Executive.

         2.       Compensation.

         (a) The Company and/or its subsidiaries shall pay to the Executive a minimum annual salary of $325,000, or such additional amounts as the Boards may approve (the "Base Salary"), payable in monthly installments on the last day of each month throughout the term of such employment, subject to Section 4 hereof. The Board, upon review of the Executive's performance and/or the profitability of the Company and its subsidiaries, may pay the Executive a bonus, as the Boards in their sole discretion may determine to be appropriate.

         (b) The Company and/or its subsidiaries shall pay to the Executive such amounts as may be established under any cash or equity incentive plans approved by the Boards, based upon profit performance or stock values.
         (c) During the term of his employment hereunder, the Executive shall be entitled to participate in or receive benefits under the Company's employee benefit plans and arrangements which are available to senior executive officers of the Company or its subsidiaries. Nothing paid to the Executive under any such plans or arrangements shall be deemed to be in lieu of compensation to the Executive hereunder.

         (d) The Company's agrees to pay the cost of premiums for a split-dollar life insurance policy for the Executive on such terms and conditions, and containing such benefits for the Executive and the Company, as the Company's Stock Option and Compensation Committee may deem appropriate. The cost of premiums for such split-dollar life insurance policy shall be not greater than $121,000 per annum, unless otherwise agreed by the Company. Except as otherwise provided in Section 5 of this Agreement, the Company shall be obligated during the term of this Agreement to pay a minimum of three annual premium payments of $121,000, or an aggregate amount of premiums of $363,000, including any payments made during the Initial Term or any term after the Initial Term (the "Minimum Premium Commitment").

         3.       Unauthorized Disclosure and Activity.

         (a) While employed by the Company and for a period of three (3) years after termination of employment, the Executive shall not, without a written consent of the Board or a person duly authorized thereby, disclose to any person, other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive officer of the Company or its subsidiaries, any material confidential information obtained by him while in the employ of the Company or its subsidiaries with respect to any of the products, improvements, license agreements, formulas, designs, methods of manufacture, vendors or customers, the disclosure of which he knows or in the exercise of reasonable care should know, would be damaging to the Company or its subsidiaries; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information not otherwise considered by the Boards to be confidential. The Executive shall not disclose any confidential information of the type described above, except as may be required by law in connection with any judicial or administrative proceeding or inquiry.

         (b) In addition, the Executive shall not either during the term of this Agreement or within three (3) years following termination of employment from any reason whatsoever, solicit any employee of the Company or its subsidiaries to terminate his relationship with the Company or its subsidiaries or to influence an employee to seek employment with any competitor of the Company or its subsidiaries.
     (c) (i) Executive agrees that he will not (without the prior written consent of the Company) at any time during the period beginning with termination of Executive's employment and ending one (1) year from the date thereof (the "Non-Compete Period), directly or indirectly, either individually or in partnership or jointly in conjunction with any person or persons, firm, association, syndicate, company or corporation, as principal, agent, shareholder, consultant, officer, director, employee or in any other capacity whatsoever, carry on or be engaged in or be concerned with or financially interested in, or advise, lend money to, guarantee the debts or obligations of or permit his name or any part thereof to be used or employed by, any person or persons, firm, association, syndicate, company or corporation engaged or interested in or concerned with, any material aspect, directly or indirectly, of the business in which the Company, or any of its subsidiaries or affiliates, is engaged on the date of termination in the United States or in any country in which the Company, or any of its subsidiaries or affiliates conducts such business (the "Business").

     (ii) Notwithstanding subsection (i) above, Executive may own or hold up to 5% of the outstanding shares of capital stock of any company engaged in the Business that is a publicly-traded company so long as Executive does not have any other relationship, directly or indirectly, with such company.

     (d) (i) Executive acknowledges that a breach by him of Section 3 would cause irreparable damage to the Company, and in the event of Executive's actual or threatened breach of Section 3, the Company shall be entitled to a temporary restraining order and an injunction restraining Executive from breaching such provisions without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by Executive. Nothing shall be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach, including, without limitation, the recovery of damages from Executive. Executive acknowledges that the restrictions set forth in Section 3 are reasonable in scope and duration given the nature of the business of the Company. Executive agrees that the issuance of an injunction will not pose an unreasonable restriction on Executive's ability to obtain employment or other work following termination of this Agreement.

                  (ii) Executive has carefully read and considered the provisions of Section 3, and, having done so, agrees that the restrictions set forth in such sections including, without limitation, the time period of restriction and geographical area of restriction are fair and reasonable and are reasonably required for the protection of the interests of the Company. Notwithstanding the foregoing, in the event that any of the provisions of Section 3 hereof shall be held to be invalid or unenforceable, the remaining provisions hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable part(s) had not been included therein. In the event that any provisions of subsection (b) and (c) relating to the time period and/or the area of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or area such court deems reasonable and enforceable, this Agreement shall be reformed by such court and the time period and/or area of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or area of restriction.

         4.       Termination.

         (a)      Death.   The Executive's employment hereunder shall terminated
upon his death.

         (b) Incapacity. The Company may terminate the Executive's employment hereunder by giving written Notice of Termination, as defined below, to the Executive in the event of the Executive's incapacity due to physical or mental illness which prevents the proper performance of his duties set forth herein or established pursuant hereto for a substantial portion of any six (6) month period of the Executive's term of employment hereunder.

         (c) Cause. The Company may terminate the Executive's employment hereunder for Cause by giving written Notice of Termination to the Executive. For the purpose of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon the Executive's (i) willful gross failure to materially perform and discharge his duties and responsibilities hereunder or any breach by the Executive of the provisions of Section 3 herein,
(ii) misconduct that is materially injurious to the Company or its subsidiaries, or (iii) conviction of a felony involving the personal dishonesty of the Executive or moral turpitude.

         (d) Change in Control. In the event of a change in control of the Company, the Executive may terminate his employment (i) at any time during the term of this Agreement, for Good Reason, by giving written notice to the Company which shall set forth in reasonable detail the facts and circumstances constituting Good Reason, or (ii) on or after the date of the change in control of the Company for a period of one hundred and eighty (180) day from and after the date of the change in control of the Company, in his sole discretion, by providing written notice thereof to the Company. The date of termination specified in the notice shall be no earlier than the date 60 days after the date such notice is delivered or mailed to the Company. For purposes of this
Agreement:

         (i) "Change in control" of the Company shall mean a change in control of a nature that would be required to be reported (assuming each such event has not been "previously reported") in response to Item 1(a) of the current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred at such time as (A) any "person", as such term is used in Section 14(d) of the Exchange Act, other than the Company, a wholly-owned subsidiary of the Company or any employee benefit plan of the Company, or its subsidiaries, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% (the "Relevant Percentage") or more of the combined voting power of the Company's common stock; provided, however, the Relevant Percentage shall be 40% solely in respect of any acquisitions of common stock by Georges or Paul Marciano, of any of their respective affiliates, or (B) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this clause
         (i), considered as though such person were a member of the Incumbent Board. Notwithstanding anything in the foregoing to the contrary, no change in control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in the Executive, or a group of persons which includes the Executive, acquiring, directly or indirectly, 20% or more of the combined voting power of the Company's common stock.

             (ii) "Good Reason" shall mean (A) a substantial adverse change in the Executive's status or position(s) as an executive officer of the Company or its subsidiaries as in effect immediately prior to the change in control, including, without limitation, any adverse change in the Executive's status or position(s) as a result of a material diminution in duties or responsibilities or the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status or position(s) or any removal of the Executive from or any failure to reappoint or reelect the Executive to such position(s) (except in connection with the termination of the Executive's employment for Cause or incapability, as a result of Executive's death, or by Executive other than for Good Reason); (B) a reduction by the Company or its subsidiaries in the Executive's Base Salary as in effect immediately prior to the change in control; or (c) the Executive' s office is moved, without his mutual consent, from the city where the Executive's office is located immediately prior to the change in control, except for required travel on the Company's and it subsidiaries' business to an extent substantially consistent with the business travel obligations which the Executive undertook on behalf of the Company or its subsidiaries prior to the change in control.

         (e) Notice of Termination. Any termination by the Company pursuant to the Sections 4(b) or (c) above shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. The date of termination specified in the Notice of Termination shall not be earlier than the date such Notice is delivered or mailed to the Executive.

         5.       Payments to Executive upon Termination.

         (a) Death. If the Executive's employment shall be terminated by reason of death, his estate shall be paid all salary, bonus or other Benefits, as defined below, otherwise payable to the Executive through the end of the month in which his death occurred and the Company and its subsidiaries shall have no further obligations to the Executive under this Agreement.

     (b) Incapacity. If the Executive's employment is terminated by reason of incapacity, the Executive or person charged with legal responsibility for the Executive's estate shall be entitled to be paid the following:

                   (i)     all  salary ,  bonus  or   other   Benefits   accrued
                           or accruable to the Executive through the date of termination specified in the Notice of Termination;

                   (ii) salary for thirty-six (36) months after the date of such termination based on the Base Salary immediately prior to the date of termination; and

                  (iii) the annual premiums for the split-dollar life insurance policy described under Section 2(d) until the earlier to occur of the date (A) of death of the Executive,

except to the extent of unpaid premiums as of the date of death, (B) no further premium payments are required under the terms of such policy, or (C) the Minimum Premium Commitment has been paid.

After such payments, the Company or its subsidiaries shall have no further obligations to the Executive under this Agreement.

         (c) Cause. If the Executive's employment shall be terminated for Cause, the Company or its subsidiaries shall pay the Executive his Base Salary and Benefits through the date of termination specified in the Notice of Termination, and the Company and its subsidiaries shall have no further obligations to the Executive under this Agreement, including, but not limited to, any obligations in respect of the Minimum Premium Commitment.

         (d) Change in Control and Other Than Cause. If the Executive's employment is terminated (i) by the Company other than as a result of death, disability or Cause as specified in Sections 4(a), (b) or (c) above, or (ii) by the Executive as specified in Section 4(d), the Executive shall be entitled to the following:

                                    (i)  payment of salary for  thirty-six  (36)
                           months after the date of such termination based on the Base Salary immediately prior to the date of termination, except in the event of termination by Executive pursuant to Section 4 (d)(ii) in which case the obligation shall be payment of salary for eighteen (18) months after the date of such termination based on the Base Salary immediately prior to the date of termination;

                                    (ii)  the  Company  shall  maintain  in full
                           force and effect for the Executive's benefit, for thirty-six (36) months (eighteen (18) months in the event of termination by Executive pursuant to Section 4(d)(ii)) after such termination, the Benefits, as defined below; and

                                    (iii) payment of the annual premiums for the
                           split-dollar  life insurance  policy  described under
                           Section  2(d) until the  earlier to occur of the date
                           (A) of death of the Executive, except to the extent of unpaid premiums as of the date of death, (B) no further premium payments are required under the terms of such policy, or (C) the Minimum Premium Commitment has been paid.

The term "Benefits shall mean all health insurance, long-term disability, life insurance (excluding the split-dollar policy described in Section 2(d) and which benefits in respect thereof are described below) and accidental death and disability benefits in which the Executive was entitled to participate immediately prior to such termination; provided that such continued participation is possible under the general terms and provisions of such programs, plans and arrangements providing for the Benefits; provided further that if the Executive's participation in any such plan, program or arrangement is barred, or any such plan, program or arrangement is discontinued or the Benefits thereunder materially reduced, the Company and its subsidiaries shall arrange to provide the Executive with Benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the date of the change in control. The Company shall also make available to the Executive federal group health plan continuation coverage for the period following the period in which Benefits are provided during the severance period.

         6. Stock Options Upon Termination. To the extent the Executive is an Optionee (as defined under the Company's 1991 Stock Option and Restricted Stock Plan (the "Plan")), if the Executive's employment is terminated without Cause, the Executive may elect to extend the period in which he may exercise his options under the Plan to one (1) year after his termination; provided, however, that if such options are exercised after a period of ninety (90) days after his employment is terminated, such options will become Nonstatutory Options (as defined in the Plan).

         7.       Limitation on Payments.

                  If any payments made pursuant to the terms of this Agreement (or any other agreement or arrangement between the Company and the Executive), when aggregated with any other payments made to the Executive, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the Company shall pay to the Executive, in addition to amounts otherwise payable under this Agreement, an amount sufficient, after federal and state income taxes, to pay the excise tax so payable and all directly related interest and penalties such that the net amount to the Executive would be the same as if no excise tax had been imposed.

         8. Notices. For the purpose of this Agreement, notices and all other communications to either party hereunder provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by first-class mail or airmail, postage prepaid, addressed:

         in the case of the Company, to:

                  Farah Incorporated
                  8889 Gateway West
                  El Paso, Texas 79925
                  P.O. Box 9519
                  El Paso, Texas 79985
                  Attention: Corporate Secretary

         in the case of the Executive, to:

                  Richard C. Allender
                  900 Broadmoor
                  El Paso, Texas 79912

or to such other address as either party shall designate by giving written notice of such change to the other party.

         9. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is approved by the Board of Directors of the Company and agreed to in writing signed by the Executive and such officer as may be specifically authorized by the Board of Directors of the Company. No waiver by either party hereto of any breach of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         10. Validity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to the terms and intent of such illegal, invalid or unenforceable provision as may be possible.

         11. Survival. The provisions of this Agreement shall not survive the termination of the Executive's employment hereunder, except that the provisions of Sections 3, 4, 5 and 6 hereof shall survive such termination and shall be binding upon the Executive's personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees and except that the provisions of Sections 2, 4, 5, 6 and 7 hereof shall survive such termination and shall be binding upon the Company and its subsidiaries.

         12.   Counterparts.   This  Agreement   may  be  executed   in  one  or
more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         13. Entire Agreement. This Agreement, together with any awards of stock options or stock awards under the Company's stock option and restricted stock plans, constitutes the full agreement and understanding of the parties hereto regarding the employment of the Executive with the Company and its subsidiaries and all prior agreements or understandings are merged herein.

         14. Arbitration and Attorneys' Fees. Any dispute arising in connection with this Agreement shall be finally resolved by arbitration in El Paso, Texas, conducted pursuant to and in accordance with the commercial rules of arbitration of the American Arbitration Association. Any party may request arbitration by sending written notice to the other party. In any such arbitration, the only issues to be considered and determined by the arbitrators shall be issues pertaining to rights and obligations of the parties under this Agreement, and remedies appropriate thereto. The decision and award of the arbitrator(s) shall be final and binding upon the parties, shall constitute the sole and exclusive remedy for any dispute between the parties, may be entered in any court having jurisdiction thereof, and application may be made to such court for judicial acceptance and/or an order enforcing such decision and/or award. In the event the arbitrator(s) determine there is a prevailing party in the arbitration, the prevailing party shall recover from the losing party all costs of arbitration, including, but not limited to arbitrator's fees and reasonable attorneys' fees incurred by the prevailing party. Notwithstanding this Section 14, and as provided in Section 3(d) above, nothing in this arbitration provision shall prevent the Company from applying to a court of law or equity for a temporary restraining order, an injunction, or similar relief, in order to enforce its rights under Section 3 of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of this 10th day of July, 1995.

                                  FARAH INCORPORATED



                                  By:   /s/ Timothy B. Page

                                  Title:  Executive Vice President
                                          Chief Operating Officer





                                   /s/ Richard C. Allender
                                   ----------------------------------
                                   Richard C. Allender, Executive